EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Stone Ridge Trust III, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Stone Ridge Trust III for the period ended April 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Stone Ridge Trust III for the stated period.

/s/ Ross Stevens	/s/ Patrick Kelly
Ross Stevens	Patrick Kelly
President, Stone Ridge Trust III	Treasurer, Stone Ridge Trust III

Dated:	7/6/16	Dated:	7/6/16

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Stone Ridge Trust III for purposes of Section 18 of the Securities Exchange Act of 1934.